EXHIBIT (D)(2)

                          EXPENSE LIMITATION AGREEMENT

AGREEMENT made as of the 1st day of August 2006 by and between STI Classic Funds (the "Trust"), a Massachusetts business trust, and Trusco Capital Management Inc. (the "Adviser").

The Adviser hereby agrees to waive its fee and/or reimburse expenses to the extent necessary to limit total operating expenses for the series of the Trust (the "Funds") set forth on Schedule A to the levels set forth on Schedule A until August 1, 2007.

If at any point before August 1, 2009, it becomes unnecessary for the Adviser to make reimbursements for a particular Fund, the Adviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap to recapture any of its prior reimbursements.

The Trust acknowledges that the Adviser may engage in brokerage transactions using Fund assets with brokers who agree to pay a portion of the Fund's expenses, and that the Adviser's guarantee of Fund expense ratios takes into account these expenses-limiting arrangements.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

STI CLASSIC FUNDS                       TRUSCO CAPITAL MANAGEMENT INC.


By: /s/ R. Jeffrey Young                By: Patrick A. Paparelli
    ---------------------------------       ------------------------------------
Title: President                        Title: Chief Compliance Officer

                          EXPENSE LIMITATION AGREEMENT
                                   SCHEDULE A

                                                            EXPENSE
FUND                                      SHARE CLASS     LIMITATION
----                                    ---------------   ----------
North Carolina Tax-Exempt Bond                 I             0.71%
North Carolina Tax-Exempt Bond                 A             0.86%
North Carolina Tax-Exempt Bond                 C             1.71%
Seix Floating Rate High Income                 I             0.55%
Seix Floating Rate High Income                 A             0.85%
Virginia Intermediate Municipal Bond           I             0.60%
Virginia Intermediate Municipal Bond           A             0.75%
Virginia Intermediate Municipal Bond           C             1.60%
Classic Institutional Cash
   Management Money Market               Institutional       0.17%
Classic Institutional Municipal Cash
   Reserve Money Market                  Institutional       0.20%
Classic Institutional U.S. Government
   Securities Money Market               Institutional       0.20%
Classic Institutional U.S. Treasury
   Securities Money Market               Institutional       0.20%
Classic Institutional U.S. Treasury
   Securities Money Market              Corporate Trust      0.45%
Life Vision Aggressive Growth                  I             0.20%
Life Vision Aggressive Growth                  A             0.50%
Life Vision Aggressive Growth                  B             0.95%
Life Vision Aggressive Growth                  C             1.20%
Life Vision Conservative Growth                I             0.20%
Life Vision Conservative Growth                A             0.50%
Life Vision Conservative Growth                B             0.95%
Life Vision Conservative Growth                C             1.20%
Life Vision Growth & Income                    I             0.20%
Life Vision Growth & Income                    A             0.50%
Life Vision Growth & Income                    B             0.95%
Life Vision Growth & Income                    C             1.20%

                          EXPENSE LIMITATION AGREEMENT
                                   SCHEDULE A
                                   (CONTINUED)

                                                            EXPENSE
FUND                                      SHARE CLASS     LIMITATION
----                                    ---------------   ----------
Life Vision Moderate Growth                     I            0.20%
Life Vision Moderate Growth                     A            0.50%
Life Vision Moderate Growth                     B            0.95%
Life Vision Moderate Growth                     C            1.20%
Life Vision Target Date 2015                    I            0.20%
Life Vision Target Date 2015                    A            0.50%
Life Vision Target Date 2015                    C            1.20%
Life Vision Target Date 2025                    I            0.20%
Life Vision Target Date 2025                    A            0.50%
Life Vision Target Date 2025                    C            1.20%
Life Vision Target Date 2035                    I            0.20%
Life Vision Target Date 2035                    A            0.50%
Life Vision Target Date 2035                    C            1.20%